UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1501 North Hamilton Street

Richmond, Virginia

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principle Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Hartwell H. Roper announced his intention to retire as Chief Financial Officer of the Registrant effective August 31, 2008. Also on December 11, 2007, the Registrant’s Board of Directors elected David C. Moore to succeed Mr. Roper as Chief Financial Officer effective September 1, 2008. Mr. Moore’s current compensation is described in the Registrant’s proxy statement for the 2007 annual meeting of shareholders as filed with the Securities and Exchange Commission on June 28, 2007. There were no changes to his compensation in connection with this management change. The Registrant and Mr. Moore are currently parties to an Employment Agreement dated November 17, 2006. There were no amendments to the Employment Agreement in connection with this management change. A detailed description of the terms of the Employment Agreement with Mr. Moore was included in the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2006.

A copy of the press release announcing this management change is being filed as Exhibit 99.1 to this report.

Item 8.01.	Other Events.

On December 11, 2007, the Registrant issued a press release announcing the planned retirement of Hartwell H. Roper and the election of David C. Moore as the Registrant’s Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Universal Corporation, dated December 11, 2007.*

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: December 11, 2007	By:	/s/ Preston D. Wigner
	Name:	Preston D. Wigner
	Title:	Vice President, General Counsel and Chief Compliance Officer

2

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Universal Corporation, dated December 11, 2007.*

*	Filed herewith